Registration Number: 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Insightful Solutions, Inc. (Name of small business issuer in its charter)

Florida (State or jurisdiction of incorporation or organization)	4532 (Primary Standard Industrial Classification Code Number)	47-0878486 (I.R.S. Employer Identification No.)
221 Sunny Ridge Lane, Minneapolis, MN (763) 377-7795
(Address and telephone number of principal executive offices)
221 Sunny Ridge Lane, Minneapolis, MN
(Address of principal place of business or intended principal place of business)
George J. Kuczek 221 Sunny Ridge Lane Minneapolis, MN 55422 (763) 377-7795 With copies to M. Peter Amaral, Esq. P.O. Box 971086 Boca Raton, FL 33497-1086 (561)-654-4129
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: as soon as practicable following the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (5)	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock Unit	250,000 units	$.40	$100,000	$-(1)
Common Stock	250,000 shares	$.40 (1)	$100,000	$8.09
Common Stock	1,000,000 shares	$1.00 (2)	$1,000,000	$80.90
Common Stock	750,000 shares	$3.50 (3)	$2,625,000	$212.36
Warrant A	250,000 warrants	(4)	(4)	(4)
Warrant B	250,000 warrants	(4)	(4)	(4)
			TOTAL FEE PAID	$301.35

(1) Based upon the Unit price which contains one share of common stock per Unit.

(2) Based upon the exercise price of the Warrant A.

(3) Based upon the exercise price of the Warrant B

(4) Included in the calculation of the fee of the underlying common stock.

(5) There is no public market for Insightful Solutions securities. Used only for the purpose of calculating the registration fee pursuant to Rule 457.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

INSIGHTFUL SOLUTIONS, INC.

Cross-Reference Sheet

Item	Caption	Location
1.	Front of Registration Statement and Outside Front Cover of Prospectus	Outside Front Cover Page
2.	Inside Front and Outside Back Cover Pages of Prospectus	Inside Front and Outside Back Cover Pages
3.	Summary Information and Risk Factors	Not Applicable; Risk Factors
4.	Use of Proceeds	Use of Proceeds
5.	Determination of Offering Price	Determination of Offering Price
6.	Dilution	Dilution
7.	Selling Security Holders	Selling Security Holders
8.	Plan of Distribution	Plan of Distribution; Selling Security Holders
9.	Legal Proceedings	Business; Legal Proceedings
10.	Directors, Executive Officers, Promoters and Control Persons	Management
11.	Security Ownership of Certain Beneficial Owners and Management	Principal Stockholders
12.	Description of Securities	Description of Securities
13.	Interest of Named Experts and Counsel	Interest of Named Experts and Counsel
14.	Disclosure of Commission Position on Indemnification for Securities Act Liability	Indemnification of Officers and Directors
15.	Organization within Last Five Years	Organization within Last Five Years; Recent Sales of Unregistered Securities
16.	Description of Business	Business; Risk Factors; Financial Statements; Use of Proceeds
17.	Managements Discussion and Analysis or Plan of Operation	Plan of Operations for the Next 12 Months
18.	Description of Property	Description of Property
19.	Certain Relationships and Related Transactions	Certain Relationships and Related Transactions
20.	Market for Common Equity and Related Stockholder Matters	Description of the Common Stock and Other Securities; Market for Common Equity and Related Shareholder Matters
21.	Executive Compensation	Executive Compensation
22.	Financial Statements	Financial Statements
23.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosures	Not Applicable

The information is this Prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with Securities Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is May 2, 2003

This is our initial public offering.

Our securities are not listed on NADAQ or any other national securities exchange or listing service.

250,000 common stock Units consisting of

250,000 shares of common stock, no par value

250,000 warrant A

250,000 warrant B

1,750,000 common shares upon exercise of warrant A and warrant B

INSIGHTFUL SOLUTIONS, INC.

Common Stock Units, no par value

$.40 per Unit

This Prospectus relates to the offering by Insightful Solutions, Inc. of 250,000 common stock Units, each Unit comprising 1 share of common stock, no par value per share, one Warrant A, and one Warrant B; and 1,750,00 shares of common stock, no par value per share, issuable upon the exercise of the warrants for the purchase of common stock. See "Summary", "Plan of Distribution."

The proposed maximum offering price of $3.50 is calculated pursuant to SEC rules for determining the amount of the registration fee and does not represent the actual or expected sales price of any securities being offered by Insightful Solutions, Inc.

We could receive approximately $3,625,000 of gross proceeds from the exercise of the currently outstanding Warrants A and B. However, the exercise of any of such warrants is not assured.

The Units, common stock, and redeemable warrants are speculative securities and involve a high degree of risk. An investment hereunder should be undertaken only after careful evaluation of the risk factors and the other information set forth in the Prospectus. See "Risk Factors" starting at page 4.

Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.
	PRICE TO THE PUBLIC PER UNIT OR PER SHARE	AGGREGATE PRICE TO THE PUBLIC	PROCEEDS TO THE COMPANY
PER COMMON STOCK UNIT COMPRISING 1 SHARE OF COMMON STOCK, 1 WARRANT A, 1 WARRANT B	$.40	$100,000	$100,000
TOTAL	$.40	$100,000	$100,000

RISK FACTORS

Investors should consider, among other things, the following factors in connection with the purchase of the common stock Units and the other securities being offered herein.

BUSINESS AND COMPANY RISKS

Insightful Solutions, Inc. has no significant business history. Although the predecessor to Insightful Solutions has been in operation since 1996, that business was operated as a sole proprietorship on a small-scale primarily within the local market area. There can be no assurance that management will be successful in expanding the business to the regional or national level, that increasing the direct mail marketing expenses with the proceeds of this offering will result in increased sales sufficient to justify those expenses, or that the substantial cost of developing a web site will ever result in any profit to the company. There is substantial risk to investing in any company with no business history.

You may not be able to sell the stock you purchase in this offering on terms you consider reasonable. Quotations for our securities are not presently available on any listing or quotation service. As of the date of this Prospectus we do not have a market maker and we have not submitted any material to the NASD to have our securities quoted on the OTCBB. The development of a public trading market depends upon the existence of willing buyers and sellers, the presence of which is not within our control or the control of any market maker. Even with a market maker, factors such as the limited size of the offering means that there can be no assurance of an active and liquid market for the common stock developing in the foreseeable future. Even if a market develops, there can be no assurance that a market will continue or that shareholders will be able to sell their shares at or above the price at which these shares are being offered to the public. Purchasers of common stock should carefully consider the limited liquidity of their investment in the shares being offered hereby.

We have limited capital and we will experience losses for the foreseeable future. At the date of this Prospectus we have less than $4,000 in cash and are entirely dependent on the proceeds of this Offering to finance our direct marketing costs and to build a web presence for our products and services. If we do not raise sufficient minimum capital in this offering to implement the essentials of our business plan, estimated at $50,000, we will continue to operate our business on a limited basis but we will be restricted in our ability to increase our revenue and to otherwise grow the business.

We are uncertain about our ability to raise or generate a sufficient amount of capital. There can be no assurance that we will be successful in raising a sufficient amount of capital in this Offering or through the exercise of the redeemable warrants or otherwise, or in generating from operations a sufficient amount of capital to meet our long term operating requirements. If we are unable to generate the required amount of capital, whether through securities offerings or operations, our ability to meet our obligations and to continue any future operations would be adversely affected. In those circumstances we could seek the protection of the bankruptcy laws. The occurrence of that event would most likely result in a total loss of the amount that you had invested in our securities.

We do not intend to pay any dividends for the foreseeable future. Insightful Solutions, Inc. will be dependent upon operations for funds to pay dividends on its common stock if and when such dividends are declared.. No assurance can be given that our future earnings will be sufficient to permit the legal payment of dividends on common stock to shareholders at any time in the future. Even if the Board of Directors may legally declare dividends, the amount and timing of such dividends will be at the discretion of the Board of Directors, which Board is likely to remain controlled by management. The Board may in its sole discretion decide not to declare dividends on its common stock at any time in the future.

Our management group controls the majority of common stock. In the aggregate, direct and beneficial ownership of Insightful Solution shares of common stock by Management represents approximately 45% of Insightful Solution issued and outstanding shares of common stock, and approximately 26% of such issued and outstanding stock if all the securities being offered herein are purchased and all warrants are exercised. Hence, the management group has effective control of the corporation with respect to the election of directors, approval of business combinations, and all other matters that may require shareholder approval or consent.

We are dependent on a few key personnel to operate our business. Our performance is substantially dependent on the performance of its senior management.. The loss of the services of George Kuczek would have a material adverse effect on the business, results of operations and financial condition of Insightful Solutions. Although Kuczek has substantial share interests in Insightful Solution at present, we do not have agreements in place, which bind Mr. Kuczek to the company. In addition, Insightful Solutions does not hold "key-man" insurance for its executive officers. See "Management."

If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of the common stockholders of Insightful Solutions will be reduced. Common stockholders may experience additional dilution in ownership and rights as such newly issued securities may have rights, preferences or privileges senior to those of the holders of the common stock.

A future acquisition could result in large and immediate write-offs, the incurrence of debt and contingent liabilities or amortization expenses related to goodwill and other intangible assets, any of which could materially and adversely affect our financial condition. Acquisitions and mergers entail numerous risks and uncertainties, including difficulties in the assimilation of operations, personnel, technologies, products and information systems of the partner companies, the diversion of management attention from existing business concerns, the risks of entering geographic and business markets in which we have no or limited prior experience and the potential loss of key employees of acquired organizations. We have not made any acquisitions in the past. No assurance can be given as to our ability to successfully integrate into any businesses, products, technologies or personnel that might be acquired in the future, and our failure to do so could have a material adverse effect on our business, results of operations and financial condition.

Managements broad discretion over the allocation of proceeds from the sale of securities and exercise of the warrants means that those proceeds could be used for risky ventures not contemplated by or approved by the shareholders. Insightful Solution could receive up to $3,625,000 in gross proceeds from the exercise of the redeemable warrants. Management will have broad discretion with respect to the use of the proceeds it may receive from the sale of securities in this offering and from the exercise, if any, of the warrants contained in the units being sold by the company. Because Management will retain control of Insightful Solutions following this offering they may use such proceeds to make untimely acquisitions or risky ventures not approved by the shareholders.

RISKS RELATED TO THIS OFFERING

If you purchase shares in this offering either through purchase of the units or through the exercise of any warrants, you will experience immediate and substantial dilution in pro forma net tangible book value per share based on our book value as of December 31, 2002 of $67,788 or $.01 per share of common stock. Net tangible book value per share represents the amount of our total assets less our total liabilities, divided by the number of shares of our common stock outstanding immediately after the offering but before the exercise of any warrants, options or other securities that may be convertible into common stock. Based upon an estimated offering price of $.40 per unit, purchasers of units in this offering would realize an immediate, substantial dilution of $.39 per share of common stock or nearly 100% of the estimated offering price per unit.

Our stock price is likely to be volatile and could result in substantial losses for investors purchasing shares in this offering.. The stock market has experienced extreme volatility in recent years and may continue to do so in the future. We cannot be sure that an active public market for our stock will develop or if an active market should develop that it would continue after this offering. Investors may not be able to sell their stock at or above our initial public offering price, if at all. The price for our stock following this offering will be determined in the marketplace and may be influenced by many factors, including the following:

  variations in our financial results or those of companies that are perceived to be similar to ours;
  changes in earnings estimates by industry research analysts for our company or for similar companies in the same industry;
  investors or other market participants perceptions of us; and
  general or regional economic, industry and market conditions.

In the past, companies that have experienced volatility in the market price of their stock have been the objects of securities class action litigation. If we were the object of securities class action litigation, it could result in substantial costs and a diversion of our managements attention and resources and may therefore have a material adverse effect on our business, financial condition and results of operations.

No public market has existed for our shares and an active trading market may not develop or be sustained. This is our initial public offering and before this offering, there has been no public market for our common stock. We cannot assure you that an active trading market will develop or be sustained after this offering. You may not be able to resell your shares within a reasonable time or at or above the initial public offering price. There can be no assurance that the market price of our common stock after this offering will relate to our book value, assets, past operating results, financial condition or any other established criteria of value. Therefore, the initial public offering price or the price at which you may purchase units or the other securities being offered herein may not be indicative of the market price for our shares of common stock or other securities after this offering.

The sale of a substantial number of shares of our common stock after this offering may cause our stock price to fall .The market price of our shares of common stock could decline as a result of sales of substantial amounts of our common stock in the public market, or the perception that substantial sales could occur, after the closing of this offering. These sales also might make it difficult for us to sell shares in the future at a time and at a price that we deem appropriate. Immediately after this offering, we will have 4,450,000 outstanding shares of common stock. Of these, 250,000 may be resold immediately in the public market. If all the redeemable warrants were exercised the number of outstanding shares would increase to 6,200,000 of which 2,000,000 may be immediately resold in the public market.. The remaining 4,200,000 shares would continue to be restricted from immediate resale under the federal securities laws but could be sold into the public market in the near future subject only to volume limitations and certain other restrictions under Rule 144 of the Securities Act of 1933.

Our Board of Directors has the authority to issue preferred stock, which could deter takeover bids even if those bide are in the common stockholders best interests. We have 5,000,000 shares of authorized and unissued preferred stock. These shares of preferred stock could be issued to third parties selected by management or used as the basis for a stockholders rights plan, which could have the effect of deterring potential acquirers. The ability of the board of directors to establish the terms and provisions of different series of preferred stock could discourage unsolicited takeover bids from third parties even if those bids are in the stockholders best interests.

We may not be able to obtain or maintain the quotation of our common stock on the NASDAQ Bulleting Board, which would make it more difficult to dispose of our common stock. We intend to have our common stock quoted on the NASDAQ OTC Bulletin Board ("OTCBB"). Even if it is accepted for quotation, we cannot guarantee that it will always be available for OTCBB quotations. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market makers will not be permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. If our common stock were not quoted on the OTCBB, trading in our common stock would be conducted, if at all, in the over-the-counter market. This would make it more difficult for stockholders to dispose of their common stock and more difficult to obtain accurate quotations on our common stock. This could have an adverse effect on the price of the common stock.

Our stock price is likely to be below $5.00 per share and treated as a "Penny Stock" which will place restrictions on broker-dealers recommending the stock for purchase. The Securities and Exchange Commission (SEC) has adopted regulations that define "penny stock" to include common stock that has a market price of less than $5.00 per share, subject to certain exceptions. These rules include the following requirements:

  broker-dealers must deliver, prior to the transaction, a disclosure schedule prepared by the SEC relating to the penny stock market;
  broker-dealers must disclose the commissions payable to the broker-dealer and its registered representative;
  broker-dealers must disclose current quotations for the securities;
  if a broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealers presumed control over the market; and
  a broker-dealer must furnish its customers with monthly statements disclosing recent price information for all penny stocks held in the customers account and information on the limited market in penny stocks.

Additional sales practice requirements are imposed on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and must have received the purchasers written consent to the transaction prior to sale. If our common stock becomes subject to these penny stock rules these disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common stock, if such trading market should occur.

Our offering price was determined arbitrarily and is not reflective of any objective measurement of value. The amount and the price of the common stock being offered by the selling security holders is reflective of the exercise price of the redeemable warrants. We have established the offering price arbitrarily and it bears no relationship to Insightful Solutions asset value, book value, net worth, or any other established criteria of value. The offering prices of the units, and the redeemable warrants were determined arbitrarily based on our assessment of the possible earnings potential of Insightful Solutions and our belief in what may constitute and attractive share price to potential investors in our securities.

AVAILABLE INFORMATION

A Registration Statement on Form SB-2 relating to the shares offered hereby has been filed by Insightful Solutions with the Securities and Exchange Commission (the "Commission"). This Prospectus does not contain all of the information set forth in such Registration Statement and the exhibits thereto. For further information with respect to Insightful Solutions and the securities offered hereby, reference is made to such Registration Statement and exhibits. A copy of the Registration Statement may be inspected and copied at the offices of the Commission at 450 Fifth Street, N. W., Washington, D. C. 20549 and at regional offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Commission, Washington, D.C., upon the payment of the fees prescribed by the Commission. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov. Insightful Solutions intends to furnish to its shareholders annual reports containing financial statements audited by an independent public accounting firm.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains "forward-looking statements." In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms and other comparable terminology. These forward-looking statements include, without limitation, statements about: - our market opportunity; - our strategies; - competition; - expected activities and expenditures as we pursue our business plan, and - the adequacy of our available cash resources. These statements appear in a number of places in this report and include statements regarding the intent, belief or current expectations of Insightful Solutions, its directors or its officers with respect to, among other things:

  trends affecting Insightful Solutions financial condition or results of operations,
  Insightful Solutions business and growth strategies,
  Insightful Solutions financing plans.
  Although we believe that the expectations reflected in the forward-looking statement are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The accompanying information contained in this prospectus, including, without limitation, the information set forth under the headings "Risk Factors," "Plan of Operation for the Next 12 Months" identify important factors that could adversely affect actual results and performance. All forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement

PLAN OF OPERATIONS FOR THE NEXT 12 MONTHS

The following should be read in conjunction with the Consolidated Financial Statements of Insightful Solutions, Inc. and the notes thereto included elsewhere in this Prospectus.

At the date of this Prospectus we have less than $4,000 in cash with no liabilities or fixed, recurring expenses other than executive compensation, which has been paid to the company's two executive officers since inception in the company's common stock.

We are conducting this offering to raise the cash necessary to implement our business plan. We are dependent upon the success of this offering to finance our plan. If this offering is successful and all 250,000 common stock units are sold by the company at $.40 per unit we will raise $100,000 in cash with no deductions for commissions or fees. This amount would be sufficient to operate the company for a period of twelve months and to substantially implement our business plan within this same period.

Management has individually more than 20 years of experience in all facets of small business operations in general and more pointedly within the motivation, gifts and awards industry. Insightful Solutions was organized as a concept company in 1996 to explore issues like employee and customer loyalty and promoting trust in business relationships, and to develop a product and service mix along with a marketing strategy that could successfully address those issues and be reasonably accepted in a competitive marketplace.

Management has surveyed 2,500 business owners and managers to gain an understanding of what this survey group thought would be most important to them for improving areas of their operations in which the company believed it could participate. The information gained from this survey and managments experience with what has worked in the past is the basis of the companys business plan. Generally, upon the successful conclusion of this offering Insightful Solutions intends to develop and produce a mix of brochures, newsletters, and bulletins which will be distributed in a direct mail marketing program to a customer list numbering some 6,000 existing and potential customers. Management estimates that a minimum of about $30,000 in proceeds will be needed to implement this direct mail program on an efficient scale. In addition to the direct mail program Management intends to develop an Insightful Solutions interactive website that will publish a catalogue of company products and services and provide the means to make online purchases. Management estimates that a minimum of $20,000 of proceeds will be used for the website development project. No final decision has been made on whether the hardware and equipment for the website project will be purchased, leased or contracted.

There is no specific plan to add personnel over the next 12 months. However, this policy will be reevaluated within about three months after the initiation of the direct mail program to determine at that time the cost effectiveness of adding one or two fulfillment staff personnel, and the benefit of adding one or two direct sales personnel.

USE OF PROCEEDS

Proceeds from this offering of 250,000 common stock units at an arbitrary price established by Management of $.40 per unit, or $100,000 in the aggregate, will be used to implement our business plan for the next 12 months. Generally our business plan provides for the design, development and publication of brochures, technical bulletins, and newsletters that will be mailed to about 6,000 existing and potential customers. We estimate that at least $30,000 in proceeds will be needed for an efficient mailing. In addition to our bulk mail program Management intends to develop and publish an interactive website that will be used to catalogue and sell products offered by the company. Management estimates that a minimum of $20,000 in proceeds will be needed to publish an Insightful Solutions website. In so far as we receive more than the aforementioned $50,000 in proceeds Management will apply the proceeds to increase the size of the mailing or to augment the mailing material in kind and quality, and to promote the Insightful Solutions website or augment its functionality, and for general corporate purposes including cash compensation for management.

Generally, the net proceeds resulting from the exercise of warrants will be utilized by Insightful Solutions for its general corporate purposes. Other net proceeds resulting from the exercise of any warrants will be utilized by Insightful Solutions to finance future growth of its business. See "Description of Business" The greatest amount and percentage of proceeds from the exercise of warrants, if any, will be used to fund Insightful Solutions operating expenses for the several months following such exercise. None of the proceeds from this Offering or the exercise of any warrants would be allocated to the immediate payment to management and promoters of any fees, reimbursements or past salaries. See "Risk Factors -- Managements Broad Discretion Over the Allocation of Insightful Solutions Proceeds Means that Proceeds Could Be Used for Risky Ventures Not Approved by Shareholders. "

The precise amounts and timing of the application of such proceeds will depend upon many factors, including, but not limited to, the exercise of the redeemable warrants and the amount of any such proceeds, actual funding requirements of Insightful Solutions from time to time and the availability of other sources of financing. Within these broad parameters, management will have full discretion with respect to the application of the proceeds. Until such time as the proceeds are utilized, they will be invested in liquid, short-term investments or commercial bank accounts. There are no formal restrictions with respect to the types of short-term investments that may be made by Insightful Solutions but, in practice, we typically places such funds in its money market account pending their use.

The sale and issuance of securities upon the exercise of redeemable warrants will result in proceeds directly to Insightful Solutions as follows:
PRICE TO THE PUBLIC	UNDERWRITING DISCOUNTS AND COMMISSIONS (3)	PROCEEDS TO THE ISSUER(4)(5)
1,000,000 shares @ $1.00 (1)(2)	-0-	$ 1,000,000 (1)(2)
750,000 shares @ $3.50 (1)(2)	-0-	2,625,000 (1)(2)
TOTAL	-0-	$ 3,625,000

(1) The 1,000,000 shares of Common Stock issuable at $1.00 per share consist of the shares issuable upon the exercise of the 250,000 redeemable warrants A; the 750.000 shares of Common Stock issuable upon the exercise of the 250,000.

(2) The above table assumes the exercise of all 1,000,000 of the Redeemable Warrant A at an exercise price of $1.00 per share; the exercise of all 750,000 of the Redeemable Warrant B at an exercise price of $3.50 per share.

(3) The securities registered hereunder will not be sold through an underwriter.

(4) All expenses of this registration are payable by Insightful Solutions, and are estimated at $22,700. The expenses payable by Insightful Solutions in connection with the issuance and distribution of the securities being registered are estimated, where appropriate, as follows:
Securities and Exchange Commission Fees............	$ 302
Transfer/Warrant Agents Fee and Expenses..........	900
Accounting Fees and Expenses...............................	5,000
Blue Sky Fees and Expenses...................................	4,500
Printing Expenses ..................................................	1,000
Legal Fees...............................................................	10,000
Miscellaneous.........................................................	1,000
TOTAL...................................................................	$22,702

(5) The price received by Insightful Solutions is the price at which warrantholders may buy common stock upon the exercise of the redeemable warrants.

The precise amounts and timing of the application of such proceeds will depend upon many factors, including, but not limited to, the amount of any such proceeds, actual funding requirements of Insightful Solutions from time to time and the availability of other sources of financing. Within these broad parameters, management will have full discretion with respect to the application of the proceeds. Until such time as the proceeds are utilized, they will be invested in liquid, short-term investments or commercial bank accounts. There are no formal restrictions with respect to the types of short-term investments that may be made by Insightful Solutions but, in practice, Insightful Solutions typically places such funds in a money market account pending their use.

DESCRIPTION OF THE COMMON STOCK AND OTHER SECURITIES

Common stock, no par value

We have 4,200,000 outstanding shares of common stock owned by 9 stockholders. Upon the successful completion of this offering, and before the exercise of any warrants, would will have 4,450,000 outstanding common shares. Of these outstanding shares, 250,000 could be resold immediately in the public market. If all the redeemable warrants and the Heartland warrants are exercised the number of outstanding shares would increase to 6,200,000 of which 2,000,000 could be immediately resold in the public market.. The remaining 4,200,000 shares would continue to be restricted from immediate resale under the federal securities laws but may be sold into the public market in the near future subject only to volume limitations and certain other restrictions under Rule 144 of the Securities Act of 1933.

Holders of our common stock are entitled to one vote for each share of common stock held of record. There are no cumulative voting rights. Each holder of our common stock is also entitled to receive ratably dividends, if any, as may be declared by the Board of Directors out of funds legally available for the payment of dividends. We have never paid any dividends on our common stock, and we do not anticipate declaring or paying dividends in the foreseeable future. It is anticipated that any earnings which may be generated from our operations will be used to finance our growth and will not be used to pay dividends on our common stock. The holders of our common stock are also entitled to share ratably in any distribution of our assets upon liquidation of Insightful Solutions after payment of all debts and liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. There are no preemptive rights, conversion rights, redemption provisions or sinking fund provisions with respect to our shares of common stock.

We can issue up to 50,000,000 shares of common stock (43,800,000 are currently available to be issued), and up to 5,000,000 shares of Preferred Stock. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of the shareholders of Insightful Solutions will be reduced. Shareholders may experience additional dilution as such securities may have rights, preferences or privileges senior to those of the holders of the common stock. Insightful Solutions does not currently have any contractual restrictions on its ability to incur debt and, accordingly, Insightful Solutions could also incur significant amounts of indebtedness to finance its operations. Any one or a combination of these factors would dilute the respective ownership of each holder of common stock.

Preferred Stock, no par value

There are 5,000,000 authorized shares of Preferred Stock. No Preferred Shares have been issued. The terms of class or series, including the preferences, limitations, and relative rights for any Preferred Shares shall be determined by the Board of Directors without a vote of any stock holders before the issuance of any Preferred Shares.

Warrant A and Warrant B

Warrant A gives the holder the right to acquire four shares of Insightful Solutions common stock for each warrant A at an exercise price of $1.00 per share. Warrant B gives the holder the right to acquire three shares of Insightful Solutions common stock for each warrant B at an exercise price of $3.50 per share. The warrants cannot be exercised until the effective date of a registration statement filed with the Securities and Exchange Commission for the purpose of registering Warrant A and Warrant B. Warrant A will expire twelve months from the effective date of this Registration Statement, and Warrant B will expire eighteen months from said date. The warrants will remain effective during the exercise period, and Insightful Solutions board of directors has the right to extend expiration dates as long as the registration statement filed with the SEC is kept current. Insightful Solutions will have the right to call the warrants upon thirty days written notice to warrant owners, and it will pay $.02 per warrant for each warrant not exercised. Warrant A cannot be called unless the bid price of Insightful Solutions common stock is $2.00 or higher for a period of fifteen consecutive trading days, and Warrant B cannot be called unless the bid price of the common stock is $4.25 or higher for fifteen consecutive trading days.

This offering is being self-underwritten which will negatively impact our liquidity

This offering is being self-underwritten. That means, among other things, that we do not have an underwriter that will introduce Insightful Solutions to its customers or to other potential investors. We do not reasonably expect that any analyst will follow our company and its common stock upon the completion of this offering. The lack of an underwriter during this offering, and the lack of analyst coverage following the offering will hamper the liquidity in our common stock in the secondary market following the completion of this offering. We intend to seek the services of one or more market makers upon the completion of this offering with the expectation that such market maker(s) would take the steps necessary to have our common stock quoted on the NASDAQ OTCBB. See the section titled "Market for Common Equity and Related Shareholder Matters" for additional discussion on the steps for listing on the OTCBB. The lack of liquidity will make it difficult for you to sell any shares that you may purchase in this offering. Additionally, the lack of liquidity in a security is often accompanied by a large spread between the price that investors must pay to purchase a security (the ask) and the price at which that investor could reasonably sell the same security (the bid). Intervening factors could also increase the amount of the spread and affect market price. All these factors affecting the liquidity of your investment in our common stock will be exacerbated by the likely status of our common stock as a "penny stock." See "Risk Factors - Risks Related to this Offering." See also "Market for Common Equity and Related Shareholder Matters."

DESCRIPTION OF BUSINESS

General

Insightful Solutions, Inc. is a recently organized Florida corporation that markets motivational, self-improvement and personal recognition products, corporate gifts, and related promotional merchandise to customers located primarily in the Minnesota area. The common theme among the Insightful Solutions product line is the advancement of personal excellence and achievement and the recognition and reward of such. Prior to the incorporation of Insightful Solutions in May, 2002, and from December, 1996, George and Linda Kuczek operated the business as a Minnesota sole proprietorship.

The full product line is diverse and includes offerings such as motivational books and tapes, distinctive leather goods, classic car rentals, and upscale vacations. The products and services are manufactured or provided by several different sources and we are not dependent on one or a few providers for our product line. Insightful Solutions does not have any exclusive distribution agreements with any of its product or service providers. We believe that diversity in our product offerings is more important than exclusivity because diversity provides more opportunity to meet unique customer needs.

We market all our product and service offerings under the trademark or trade name or service mark of the inventor, manufacturer, or their licensees. We do not license any trademarks or trade names for exclusive distribution or for resale to the wholesale trade. We do not market a proprietary product line under the Insightful Solutions trade name, and we do not have any present plans to develop such a proprietary product line.

We currently sell our products and services through direct mail and telephone solicitation. The majority of our sales are to repeat buyers. If this offering is successful we intend to use some of the proceeds to develop an Insightful Solutions internet commerce site and to produce a sales-oriented corporate brochure. We sell our products to corporate buyers, executives, sales managers, human resource managers and other management personnel of larger corporations, small business owners and professionals, and individual consumers who we believe buy our inspirational products primarily as gifts. Insightful Solutions makes only direct retail sales and does not supply wholesalers or distributors on a commission basis or under any other arrangement. No single customer accounts for more than 10% of our sales revenue.

Competition

There are many competitors in the motivational, inspirational and recognition industry. Certain segments of the industry, such as motivational and inspirational publishers and speakers, have national name and brand recognition. The direct product sales segment of the industry in which Insightful Solutions will compete is highly fragmented. Although there are no authoritative industry compiled statistics to support the conclusion, management believes that the direct product sales segment of the industry, which is the segment we operate in, is primarily local in character.

Insightful Solutions competes principally on the basis of product selection, product quality, customer service, and the price of its products.

Products

Our product lines are generally categorized into product groupings as follows:

  Theme Based products for business customers such as dramatic photography and lithographs, desktop items, pens and other office supplies which promote in their design certain desirable employee characteristics like Quality, Customer Care, Teamwork, Attitude and Excellence.
  Personal Motivation products such as best selling motivational books and audio tapes, photographs and pictures, calendars, pens and miscellaneous office accessories.
  Executive Gifting products such as distinctive leather goods, watches, fine wines and cigars, and distinctive services like classic car rentals, golf packages, spa treatments, and vacation packages.
  Distinctive Award and Recognition products such as lead crystal and rare wood plaques or other wall décor or desktop items.
  Corporate Logo Recognition products such as computer disk holders, pens, polo shirts, mouse pads, jackets, caps and other clothing items, planners, calendars, and banners.

We generally select product lines that are manufactured in a professional manner using high-quality materials. We maximize the appeal of our décor product lines by grouping items to provide a distinctive appearance and a consistent visual theme. Wall décor is often customized with framing and matting options. Various desktop items are placed in these groupings to match the wall décor and to continue the desired theme across the office environment.

We do not design our products although we do collaborate from time to time with various manufacturers about new art work designs and products that may have been requested by or have generated favorable comments from our customers. We do not manufacture any of our products and we do not have any property or proprietary interest in any manufacturing facilities.

Marketing

We sell our products and services primarily through direct mail and telephone solicitation to individual purchasers. We do not currently publish and distribute a current general catalog of all the products and services that we offer although we do use manufacturers' brochures and sales material when available. We also design and produce a limited number of product or service promotional pieces that we include in our direct mail campaigns. Our direct mail campaigns are limited in scope and most often targeted at specific customer groups such as corporate buyers in which we offer or publicize a specific limited product category or grouping.

We sell our products to corporate buyers, executives, sales managers, human resource managers, and other management personnel of larger corporations, small business owners, professionals, and individual consumers. We maintain a proprietary database of customer buying patterns and from time to time we conduct written surveys of our customers to both query our customers on their anticipated future needs and to obtain a measure of customer satisfaction with the products and the quality of service they have already received from us. We frequently conduct test mailings or specific product lines to specific customer profiles and measure the success of the results as the basis of additional campaigns. The majority of our current sales are to repeat buyers.

From time to time an Insightful Solutions representative will make personal sales calls to primarily local customers. At present all direct sales calls are made by George Kuczek. We do intend to continue this practice at about its current limited pace and have no present intention of making the capital investment necessary to hire and train any full time personal sales representatives, although we will reevaluate this policy within 90 days of the initiation of a direct marketing campaign we intend to conduct following this offering..

Some of our larger competitors such as Successories operate company owned and franchisee owned retail stores located in shopping malls in several metropolitan areas. Although management is experienced in operating a similar retail store we have no present intention of establishing any retail stores for sale of our products and services.

However, if this offering is successful we intend to use some of the proceeds to develop an Insightful Solutions internet commerce site and to produce a sales-oriented corporate brochure. We anticipate the our internet commerce site will provide a limited on-line catalog of selected items for sale. The site is expected to have a shopping cart feature and the mechanism for completing on-line credit card purchases from among our then current web site selections. Management is not able to predict with any accuracy if an Insightful Solutions internet commerce site would be profitable, or if any sales made from that site would not be sales made in place of our other marketing programs instead of in addition to them. Management personnel are not experienced in web site development or in operating a commercial web site. No management personnel have the programming skills required for the development of such a commerce site and we will be totally reliant on the expertise of others. We anticipate that the development of an Insightful Solution internet commerce site could cost a minimum of $20,000 and as much as $50,000 to create and put in operation. Maintaining the site and keeping our product offerings fresh and current will require an additional on-going, regular expense which we presently estimate at $3,000 - $5,000 per month. As a potential investor in our securities you should be aware that the development of an Insightful Solutions internet commerce site involves substantial risk with an uncertain outcome. Because the majority of the costs of developing an internet commerce site will involve professional fees and costs there is no expectation that we would be able to recoup any of those costs, by sale or otherwise, associated with the site development.

Distribution

We assemble and mount framed wall and desk décor in-house when the customer has requested a particular theme or trade dress. These custom products are always packaged and shipped by us directly to the customer. We also assemble and collate the more diverse orders, where, for example, a customer has ordered items produced by several different manufacturers or items provided from multiple distributors. Generally we prefer to arrange drop-shipping from the distributor or the manufacturer to the customer.

We provide our customers with cost effective shipping options that vary in price according to the speed of the delivery. Generally customer orders are delivered by ground shipment (up to 10 days), economy shipment (up to 6 days), express (up to 3) days or by overnight delivery.

Returns

Our company policy is to provide maximum customer satisfaction. We accept returns on any item that a customer may find unacceptable. We credit the customer for the full amount of the purchase and replace the item with the same or a similar item at regular catalog prices if requested to do so by the customer. Our experience is that there is a minimal cost of handling returns in this manner.

Trademarks and Service Marks

Insightful Solutions does not own any federal registration for the service mark "Insightful Solutions" or for any other service marks. We do not license any trademarks or trade names for exclusive distribution by us or for resale to the wholesale trade. We do not market a proprietary product line under the Insightful Solutions trade name, and we do not have any present plans to develop such a proprietary product line.

Although many of the quotations and other art work used by Insightful Solutions are in the public domain and are not individually protectable under copyright and trademark laws, we endeavor to give these products a distinctive trade dress.

DESCRIPTION OF PROPERTY

At the date of this Prospectus Insightful Solutions, Inc. operates from residential office space in Golden Valley, Minnesota, a suburb of Minneapolis, contributed at no cost by its President, Mr. George Kuczek.

EMPLOYEES

At the date of this Prospectus Insightful Solutions does not have any full time employees for accounting purposes, although its senior management George and Linda Kuczek devote as much as time as necessary to the affairs of Insightful Solutions. Additional managerial and professional services can be provided, from time to time, as needed, by various professionals and independent contractors. (See "Use of Proceeds" and "Managements Discussion and Analysis" and "Description of Business")

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

George J. Kuczek, 52, Director, President, Treasurer.

George Kuczek has owned and operated five successful small businesses over the past 30 years. In 1987 he acquired a service company with annual sales of $28,000. By 1992 using a direct mail strategy of brochures, newsletters, technical bulletins and corporate image management, annual sales increased to $460,000 with no outside investment. George sold the service business in 1992 and entered the motivational products industry as a franchisee of newly created Successories. Although the franchiser was inexperienced and the product line had no product recognition, George Kuczek grew his company's annual sales from zero to $600,000 in two years. In 1994 George Kuczek opened the first Successories retail store and managed the day-to-day operations of the store until 1996. Annual sales at the time of his retirement from retail operations in 1996 were $1.85 million.

Mr. Kuczek retired from day-to-day management in 1996 and organized Insightful Solutions as a sole proprietorship. Insightful Solutions was created as a concept company, to explore issues like employee and customer loyalty, building trust and cooperation within organizations, and how to promote principled business practices.

Linda M. Kuczek, 51, Director, Vice President, Secretary.

From 1980-1982, Linda started her own business with a national multi-level organization. She performed scores of tasks such as recruiting, seminars, public speaking, group meetings, sales and product training. Her business expanded rapidly locally in the Twin Cities area and neighboring states but equally as strong in the Denver, Colorado area. Linda reached the top 5% within the company on a national basis in both sales and business growth. From 1982-1992, Linda committed her talents to the family owned service business and was influential in developing and implementing systems for time management of service and sales teams. She was influential in designing company logos, brochures, service vehicles, and advertising promotions. Linda became one of the companies crown sales producers building a personal client base of over three hundred and seventy-five upscale repeat clients.

From 1992-1994, Linda transitioned with her husband, George Kuczek into the Motivational Products industry. She assisted in setting up the corporate office structure, which consisted of; customer service, accounts payables, accounts receivables, human resources, and payroll. She then managed the office staff she trained to perform the duties. From 1994-1998, Linda entered the retail environment by managing her own Successories store location where she exercised her talents in store design, sales, staffing, training, promotion, inventory control and customer service. From 1998 to present, Linda serves the business on a part-time basis applying her talents in the areas of merchandising, inventory control, catalog promotions and inspiration.

None of our officers or directors has been a party, either in their individual capacity or in the capacity as an officer, director, partner or proprietor of any business entity, to any bankruptcy proceeding, criminal proceeding, or any prosecution or disciplinary proceeding under either the Federal or State Securities Laws.

At the date of this Prospectus only one member of the maximum nine members constituting the entire Board of Directors is sitting. The By-Laws permit the existing members of the Board of Directors to fill vacancies for a period up to the remaining term of any existing vacancy. The current member does not anticipate that additional members will be appointed to the Board of Directors over the next several months absent the likelihood of a business combination..

Under Florida corporation law, no director of Insightful Solutions shall be personally liable for monetary damages as such for any action taken by such director, or any failure on the part of such director to take any action, unless (I) such director has breached or failed to perform the duties of his office as set forth under applicable law; and (II) such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness, except as otherwise provided by applicable law. Insightful Solutions Articles of Incorporation also provide that, if Florida law is hereafter amended to authorize the further elimination of limitation of the liability of the directors of Insightful Solutions, then the liability of such directors shall be eliminated or limited to the fullest extent permitted by applicable law.

The Articles of Incorporation and the Bylaws (the "Bylaws") of Insightful Solutions provide that Insightful Solutions shall, to the full extent permitted by the laws of the State of Florida, as amended from time to time, indemnify all persons whom they may indemnify pursuant thereto. The Bylaws of Insightful Solutions also provide that Insightful Solutions may obtain insurance on behalf of such persons.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, Insightful Solutions has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

This item provides disclosure of all cash, non-cash, plan and non-plan compensation awarded to, earned by, or paid to the named executive officer and director for all services rendered in all capacities to Insightful Solutions and its subsidiaries.

George Kuczek and Linda Kuczek are compensated at a rate of $54,000 per annum. All compensation to the date of this Prospectus has been paid with Insightful Solution common stock at the rate of 45,000 shares per month for each executive, or a total of 90,000 common shares per month at the arbitrary valuation of $.10 per share for these purposes.

No options or SARs were exercised in the fiscal year ending December 31, 2002.

No options were granted as compensation to any persons during fiscal 2002. No stock appreciation rights (SARs) were granted as compensation to any persons in fiscal 2002.

STOCK OPTION PLAN

The company does not presently have an Incentive Stock Option Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Insightful Solutions does not have any formal policy concerning the direct or indirect pecuniary interest of any of its officers, directors, security holders or affiliates in any investment to be acquired or disposed of by Insightful Solutions or in any transaction to which Insightful Solutions is a party or has an interest.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of Insightful Solutions common stock as of April 30, 2003 by the directors of Insightful Solutions, the Named Officers, each person known by Insightful Solutions to be the beneficial owners of five percent (5%) or more of the common stock of Insightful Solutions, and all directors and officers of Insightful Solutions as a group.

Name and Position (if applicable)	Number of Common Shares Beneficially Owned (1)	Percentage of Class
George J. Kuczek. Director, President Insightful Solutions, Inc. 221 Sunny Ridge Lane Minneapolis, MN 55422	1,900,000 (2)	45%

Linda M. Kuczek. Director, Secretary Insightful Solutions, Inc. 221 Sunny Ridge Lane Minneapolis, MN 55422	1,900,000 (2)	45%

Michael B. and Joan A McLaughlin 1016 Shore Acres Drive Leesburg, FL 34748	1,000,000	24%

Peter Amaral PO Box 971086 Boca Raton, FL 33497	500,000	12%

Heartland Diversified Industries, Inc. 1016 Shore Acres Drive Leesburg, FL 34748	500,000	12%

All executive officers and directors as a group (2 persons)	1,900,000	45%

(1) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission. Accordingly they may include securities owned by or for, among others, the wife and/or minor children or the individual and any other relative who has the same home as the individual, as well as other securities as to which the individual has or shares investment power or has the right to acquire under outstanding stock options within 60 days after the date of this table. Beneficial ownership may be disclaimed as to certain of the securities.

(2) The number of shares presented beside George Kuczek and Linda Kuczek are owned jointly as tenant in the entireties but presented separately because of their respective status as executive officers. George and Linda Kuczek own jointly a total of 1,900,000 shares of common stock as of April 30, 2003.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Common Stock

There is currently no public trading market for shares of Insightful Solutions common stock, no par value per share (the "common stock"). This offering is being self underwritten. No broker dealers will be introducing any customers to the company's offering.

We have 4,200,000 outstanding shares of common stock owned by 9 stockholders. Upon the successful completion of this offering, and before the exercise of any warrants, would will have 4,450,000 outstanding common shares. Of these outstanding shares, 250,000 could be resold immediately in the public market.

The timing of the exercise of any warrants is unknown. All, a portion, or none of the warrants being offered as part of the Units in this offering may eventually be exercised at prices of $1.00 per share for 1,000,000 shares and at a price of $3.50 per share for 750,000 shares of common stock. If all the redeemable warrants and the Heartland warrants are exercised the number of outstanding shares would increase to 6,200,000 of which 2,000,000 could be immediately resold in the public market.. The remaining 4,200,000 shares would continue to be restricted from immediate resale under the federal securities laws but may be sold into the public market in the near future subject only to volume limitations and certain other restrictions under Rule 144 of the Securities Act of 1933.

Following this Offering we intend to present our company to market makers to have our common stock quoted on the NASDAQ OTC Bulletin Board ("OTCBB"). Although only one market maker is required to initiate the OTCBB qualification procedure and to have our stock quoted on the OTCBB. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market makers will not be permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. If our common stock were not quoted on the OTCBB, trading in our common stock would be conducted, if at all, in the over-the-counter market. This would make it more difficult for stockholders to dispose of their common stock and more difficult to obtain accurate quotations on our common stock. This could have an adverse effect on the price of the common stock.

After the successful completion of this offering and before the exercise of any warrants, there would be 250,000 shares of common stock available for secondary trading in the public market. The lack of liquidity in our common stock is likely to make the trading price our common stock volatile and subject to wide fluctuations, assuming that any trades do occur in the secondary market. Additionally, our stock price may become subject to wide fluctuations in response to quarterly variations in operating results, announcements of technological innovations or new products and services by us or our competitors, changes in financial estimates by securities analysts, the operating and stock price performance of other companies that investors may deem comparable to ours and other events or factors. In addition, the stock market in general, and the market prices for thinly traded companies in particular, have experienced extreme volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the trading price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a companys securities, securities class action litigation has often been instituted against such company. Such litigation, if instituted, whether or not successful, could result in substantial costs and a diversion of managements attention and resources, which would have a material adverse effect on our business, results of operations and financial condition. It is possible that wide fluctuations in the trading price of our common stock could result in class action litigation against us, which even if such actions were successfully defended, would result in large expenses that would have a material, adverse effect on financial condition.

Under Rule 15g-9 of the Exchange Act, a broker or dealer may not sell a "penny stock" (as defined in Rule 3a51-1) to or effect the purchase of a penny stock by any person unless: (a) such sale or purchase is exempt from Rule 15g-9; (b) prior to the transaction the broker or dealer has (1) approved the persons account for transaction in penny stocks in accordance with Rule 15g-9, and (2) received from the person a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased; and (c) the purchaser has been provided an appropriate disclosure statement as to penny stock investment. The Securities and Exchange Commission adopted regulations that generally define a penny stock to be any equity security other than a security excluded from such definition by Rule 3a51-1. Such exemptions include, but are not limited to (1) an equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operations for at least three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average revenue of at least $6,000,000 for the preceding three years; (2) except for purposes of Section 7(b) of the Exchange Act and Rule 419, any security that has a price of $5.00 or more; and (3) a security that is authorized or approved for authorization upon notice of issuance for quotation on the NASDAQ Stock Market, Inc.s Automated Quotation System. It is likely that shares of common stock, assuming a market were to develop therefore, will be subject to the regulations on penny stocks; consequently, the market liquidity for the common stock may be adversely affected by such regulations limiting the ability of broker/dealers to sell our common stock and the ability of shareholders to sell their securities in the secondary market. Moreover, our shares may only be sold or transferred by our shareholders in those jurisdictions in which an exemption for such "secondary trading" exists or in which the shares may have been registered

We have not declared any dividends since inception, and have no present intention of paying any cash dividends on our common stock in the foreseeable future. The payment of dividends is entirely within the discretion of the Board of Directors and will depend, among other things, upon our earnings, our capital requirements, and our financial condition, as well as other relevant factors.

Potential future Rule 144 sales may impact the value of our common stock. Of the 50 million shares of our common stock authorized, following this offering there will be 4,450,000 shares issued of which all but 250,000 following this offering will be restricted shares as that term is defined under the Securities Act. These restricted shares may be sold in compliance with Rule 144 of the Securities Act, or pursuant to a Registration Statement filed under the Securities Act. Rule 144 provides, in essence, that a person holding restricted securities for a period of 1 year may sell those securities in unsolicited brokerage transactions or in transactions with a market maker, in an amount equal to the greater of (i) 1% of our outstanding common stock or (ii) the average weekly trading volume for the four week period prior to the proposed date of sale, every 3 months. Additionally, Rule 144 requires that an issuer of securities make adequate current public information with respect to the issuer. Such information is deemed available if the issuer satisfies the reporting requirements of Sections 13 or 15(d) of the Exchange Act and of Rule15c2-11 thereunder. Rule 144 also permits, under certain circumstances, that sale of shares by a person who is not an affiliate (and has not been an affiliate for the 90 day period preceding the proposed sale) of Insightful Solutions and who has satisfied a 2 year holding period without any quantity limitation and whether or not there is adequate current public information available.

Our Articles of Incorporation authorize the issuance of up to 50 million shares of common stock with about 42,800,000 available for future issuance. It is our intention to issue more shares at one or more times in the future. Sales of substantial amounts of common stock (including shares that may become issuable upon the exercise of stock options, the conversion of other securities into common stock, and the exercise of warrants), or the perception that such sales could occur, could materially adversely affect prevailing market prices for the common stock and our ability to raise equity capital in the future.

PLAN OF DISTRIBUTION

This is a self underwriting made through our officers and directors, George J. Kuczek and Linda M. Kuczek. To act in such capacity for us, the Kuczeks must be registered as broker/dealers or must be exempt from such registration. We believe the Kuczeks exempt from registration as broker dealers by virtue of compliance with Rule 3a4-1 of the Exchange Act, as they individually meet the following conditions: (1) neither is subject to statutory disqualification. (2) neither will be compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities. (3) neither is and will not be at the time of his or her participation an associated person of a broker dealer. (4) both meet the requirements of Rule 3a4-1(1)(4)(iii). We are not offering these securities through an underwriter and therefore, no discounts or commissions will be allowed to dealers.

The common stock Units are being sold on a continuous basis pursuant to Rule 415. The offering of the common stock Units will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness. Management believes that the amount of common stock Units, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration or any post-effective amendment thereto.

The validity of the common stock being offered hereby have been passed upon for Insightful Solution by M. Peter Amaral, Esq., P.O. Box 971086, Boca Raton, Florida 33497-1086.

DILUTION

If you purchase shares in this offering either through purchase of the units or through the exercise of any warrants, you will experience immediate and substantial dilution in pro forma net tangible book value per share based on our book value as of December 31, 2002 of $67,788 or $.01 per share of common stock. Net tangible book value per share represents the amount of our total assets less our total liabilities, divided by the number of shares of our common stock outstanding immediately after the offering but before the exercise of any warrants, options or other securities that may be convertible into common stock. Based upon an estimated offering price of $.40 per unit, purchasers of units in this offering would realize an immediate, substantial dilution of $.39 per share of common stock or nearly 100% of the estimated offering price per unit.

DETERMINATION OF OFFERING PRICE

The amount and the price of the common stock Units being offered by the company, and the exercise price of any warrants, have been established arbitrarily and may bear no relationship to Insightful Solutions asset value, book value, net worth, or any other established criteria of value. We have arbitrarily determined the offering price of securities that we have sold previously based on our assessment of the possible earnings potential of Insightful Solutions at that time, and our assessment of the minimum share price that may be attractive to potential investors of our common stock.

LEGAL PROCEEDINGS

No director, officer or affiliate, any owner of record or beneficially of more than 5% of any class of voting securities, or security holder is a party adverse Insightful Solutions, Inc. or has a material interest adverse to Insightful Solutions, Inc..

EXPERTS

The consolidated financial statements as of December 31, 2002, 2001 and 2000 of Insightful Solutions, Inc. included in this Prospectus, has been examined by Tim Myslajeck, LTD, independent certified public accountants, as set forth in their report appearing herein and have been included in reliance upon such representation of and upon the authority of such firm as experts in accounting and auditing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

M. Peter Amaral, Esq. who has issued an opinion on the validity of the shares being offered herein is the owner of 500,000 shares of the common stock of the issuer.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The articles of incorporation of Insightful Solutions, Inc. provide indemnification of directors and officers and other corporate agents to the fullest extent permitted under the laws of Florida. The articles of incorporation also limit the personal liability of the Corporations directors to the fullest extent permitted by the Florida Business Corporation Act which contains provisions entitling our directors and officers to indemnification from judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys fees, as the result of an action or proceeding in which they may be involved by reason of being or having been a director or officer of the Corporation, provided said officers or directors acted in good faith. Because indemnification or liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons by these, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

RECENT SALES OF UNREGISTERED SECURITIES

At organization on May 29, 2002 we issued an aggregate of 3,000,000 shares to 5 individuals and 1 corporation at nominal prices of $.001 to $.02 per share.

From July, 2002 to April, 2002 we issued an aggregate of 900,000 shares of common stock at a stated value of $.10 per share to our executive officers instead of cash compensation. There were no fees or deductions.

Between October 7, 2002 and November 11, 2002 we issued an aggregate of 300,000 shares of common stock to 6 individuals for $.02 per share. There were no fees or deductions.

The issuance of these shares was exempt from registration in reliance on Section 4(2) of the Securities Act. The purchasers had a prior business relationship with the founders, no general media was used in the offerings, and the purchasers are financially sophisticated investors with knowledge and experience in financial and business matters and were capable of evaluating the merits and risks of the prospective investment, and had full access to, or were otherwise provided with, all relevant information reasonably necessary to evaluate the prospects for success of Insightful Solutions and other relevant factors before making an investment.

EXHIBITS
Item	Description
3(i)	Articles of incorporation	Filed herewith
3(ii)	By-laws	Filed herewith
(4)	Warrant A/B Agreement	Filed herewith
(5)	Opinion re: legality	Filed herewith
(23)	Consent	Filed herewith

___________________________________________

FINANCIAL STATEMENTS

INS!GHTFUL SOLUTIONS, INC.

(A FLORIDA CORPORATION)

FINANCIAL STATEMENTS

AND

ACCOUNTANT'S REPORT

DECEMBER 31, 2002

DECEMBER 31, 2002

Page

AUDITOR'S REPORT 1

FINANCIAL STATEMENTS

Balance Sheet 2-3

Statement of Income and Retained Earnings 4

Statement of Cash Flows 5

Notes to Financial Statements 6-7

INDEPENDENT AUDITOR'S REPORT

Ins!ghtful Solutions, Inc.

Golden Valley, Minnesota

We have audited the accompanying balance sheets of Ins!ghtful Solutions, Inc. (A Florida Corporation) as of December 31, 2002, and the related statements of income and retained earnings, and cash flows for the period May 29, 2002 through December 31, 2002 then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ins!ghtful Solutions, Inc. as of December 31, 2002, and the results of operations and its cash flows for the period May 29, 2002 through December 31, 2002 then ended in conformity with generally accepted accounting principles in the United States of America.

Myslajek, Ltd.

St. Louis Park, Minnesota

March 31, 2003

INSIGHTFUL SOLUTIONS

BALANCE SHEETS

DECEMBER 31, 2002

ASSETS
2002

CURRENT ASSETS

Cash	$3,788
Accounts receivable	-
Total current assets	3,788

PROPERTY AND EQUIPMENT AT COST (Note 1)

OTHER ASSETS
Incorporation start-up costs	64,000
Total other assets	64,000

TOTAL ASSETS	$67,788

The accompanying note are an integral part of these financial statements

INSIGHTFUL SOLUTIONS

BALANCE SHEETS

DECEMBER 31, 2002

LIABILITIES AND OWNERS EQUITY
2002

CURRENT LIABILITIES

Accounts payable	-

Total current liabilities	-

LONG-TERM LIABILITIES

Total Liabilities	-

OWNERS EQUITY

Owners Capital
Common stock, no par value, 50,000,000 shares authorized and 3,840,000 shares issued and outstanding	86,000

Retained earnings	(18,212)

TOTAL LIABILITIES AND OWNERS EQUITY	$67,788

The accompanying note are an integral part of these financial statements

INSIGHTFUL SOLUTIONS

STATEMENT OF INCOME AND OWNERS EQUITY

FOR THE PERIOD MAY 29 THROUGH DECEMBER 31, 2000
2002

REVENUES
Consulting fees	0

OPERATING EXPENSES
Office expense	197
Professional services	18,015
Licenses and fees	0
18,212

INCOME FROM OPERATIONS	(18,212)

OTHER INCOME(EXPENSE)
Interest expense	0

NET INCOME(LOSS)	(18,212)

RETAINED EARNINGS
Beginning of Period	0
End of year	$(18,212)

SHAREOWNERS CAPITAL
Beginning of Period	0
Capital contributions	86,000
Distributions	0
End of year	$86,000

The accompanying note are an integral part of these financial statements

INSIGHTFUL SOLUTIONS

STATEMENT OF CASH FLOWS

FOR THE PERIOD MAY 29 THROUGH DECEMBER 31, 2002
2002
CASH FLOWS FROM OPERATING ACTIVITES
Net Income(Loss)	$(18,212)

Adjustments needed to reconcile net income to cash flow from operations
Depreciation	-
Changes in operating Assets and Liabilities

Deferred Incorporation costs	(64,000)
-
(64,000)

Net cash provided by operating activities	$(82,212)

CASH FLOWS FROM INVESTING ACTIVITIES
-
Net cash used by financing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES
-
Capital contributions	86,000

Net cash used by financing activities	86,000

NET INCREASE IN CASH AND CASH EQUIVALENTS	3,788

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	-

CASH AND CASH EQUIVALENTS AT END OF YEAR	$3,788

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash Paid During the Year For:
Interest	$ -
Income taxes	$ -

The accompanying note are an integral part of these financial statements

5

INS!GHTFUL SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2002

1 - History and Organization

The company was incorporated on May 29, 2002 under the laws of the State of Florida. Prior to that date, the Company was organized as a unincorporated proprietorship under the laws of the State of Minnesota on December 2, 1996 under the name of Ins!ghtful Solutions. The Company provides consulting and promotional marketing, and awards and recognition products for businesses to promote products, sales, themes and internal teamwork.

2 - Summary of Significant Accounting Policies

Accounting policies adopted by the Company conform with generally accepted accounting principles. The more significant policies are summarized below.

Recognition of Revenue & Expense

The accrual basis of accounting is followed for recognition of revenue and expense.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company is a corporation for both Federal and Minnesota income tax purposes. Deferred income taxes arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of the assets to which they relate.

The principal sources of temporary differences are the use of the cash basis method for tax purposes and the accrual basis method for financial accounting purposes.

Accounts Receivable

Accounts receivable are recorded when services performed are completed. No reserve for doubtful accounts is considered necessary for the year ended December 31, 2002.

6

INS!GHTFUL SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2002

2 - Summary of Significant Accounting Policies (continued)

Statement of Cash Flows

Cash Equivalents consists primarily of bank cash accounts, and marketable securities, which are considered cash equivalents due to their liquidity.

Property and Equipment

Property and Equipment are carried at the lower of cost or net realizable value. Provisions for depreciation of fixed assets are computed for both financial reporting and income tax purposes over the estimated useful life of the assets. Office furniture and equipment are depreciated over five to seven years, and vehicles and computer software is depreciated over five years. When assets are retired or sold, the cost of the assets and the related accumulated depreciation are removed from the accounts. Any gain or loss on the retirement or sale is reflected in the earnings for that period. Additions, improvements, and expenditures for maintenance that add materially to the productivity or extend the life of an asset are capitalized. Other expenditures for maintenance and repairs are charged to expense in the current year. The company holds no assets of this nature at December 31, 2002.

Advertising

The company provides for promotion of its business services through advertising and conferences and seminars.

GEORGE KUCZEK D/B/A

INS!GHTFUL SOLUTIONS

(A PROPRIETORSHIP)

FINANCIAL STATEMENTS

AND

AUDITOR'S REPORT

DECEMBER 31, 2001 AND 2000

Page

AUDITOR'S REPORT 1

FINANCIAL STATEMENTS

Balance Sheet 2-3

Statement of Income and Retained Earnings 4

Statement of Cash Flows 5

Notes to Financial Statements 6-8

SUPPLEMENTAL INFORMATION

Accountants Report 9

Financial Statements for June 30, 2002 10-13

INDEPENDENT AUDITOR'S REPORT

GEORGE KUCZEK D/B/A

Ins!ghtful Solutions

Golden Valley, Minnesota

We have audited the accompanying balance sheets of Ins!ghtful Solutions (A Proprietorship) as of December 31, 2001 and 2000, and the related statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ins!ghtful Solutions as of December 31, 2001 and 2000, and the results of operations and its cash flows for the years then ended in conformity with generally accepted accounting principles in the United States of America.

Tim Myslajek, Ltd.

St. Louis Park, Minnesota

August 21, 2002

INSIGHTFUL SOLUTIONS

BALANCE SHEETS

DECEMBER 31, 2001 AND 2000

ASSETS
	2001	2000

CURRENT ASSETS

Cash	$7,754	$5,034
Accounts receivable	1,455	3,056
Total current assets	9,209	8,090

PROPERTY AND EQUIPMENT AT COST (Note 2)

Computer equipment	10,275	-
Furniture and fixtures	16,846	16,616
Vehicles	23,038	-
	50,159	16,616

Less - Accumulated depreciation	14,337	3,315

Net Property and Equipment	35,822	13,301

OTHER ASSETS

Prepaid Lease costs	1,889	1,889

TOTAL ASSETS	$46,920	$23,280

The accompanying note are an integral part of these financial statements

2

INSIGHTFUL SOLUTIONS

BALANCE SHEETS

DECEMBER 31, 2001 AND 2000

LIABILITIES AND OWNERS EQUITY
	2001	2000

CURRENT LIABILITIES

Accounts payable	4,157	4,071
Current portion of long term liabilities	4,452	-
Sales tax payable	46	148

Total current liabilities	8,655	4,219

LONG-TERM LIABILITIES

Notes payable, net of current portion above (Note 3)	18,210	-

Total Liabilities	28,865	4,219

OWNERS EQUITY

Owners Capital	94,657	73,951

Retained earnings	(74,602)	(54,890)

TOTAL LIABILITIES AND OWNERS EQUITY	$46,920	$23,280

The accompanying note are an integral part of these financial statements

3

INSIGHTFUL SOLUTIONS

STATEMENT OF INCOME AND OWNERS EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

LIABILITIES AND OWNERS EQUITY
	2001	2000

REVENUES
Consulting fees	$8,766	$25,393
Sales	18,222	5,959

OPERATING EXPENSES
Sales expense	2.527	3,644
Vehicle expense	12,669	9,546
Depreciation	11,022	3,315
Commission expense	113	0
Postage and delivery	3,052	354
Computer maintenance	396	1,420
Office expense	1,761	1,469
Supplies	654	804
Contributions	25	25
Telephone	3,715	2,538
Professional services	2,887	700
Dues and subscriptions	390	739
Advertising and promotion	0	111
Training and Education	203	686
Travel, Meals & Entertainment	3,104	3,571
Conferences and seminars	1,864	236
Miscellaneous	799	631
Licenses and fees	3	0
	45,205	29,789

INCOME FROM OPERATIONS	(18,197)	1,563

OTHER INCOME(EXPENSE)
Interest expense	(1,515)	(39)
	(1,515)	(39)

NET INCOME(LOSS)	(19,712)	1,524

RETAINED EARNINGS
Beginning of year	(54,890)	(56,414)
End of year	$(74,602)	$(54,890)

OWNERS CAPITAL
Beginning of year	$73,951	$73,074
Capital contributions	20,706	17,000
Distributions	0	(16,123)
End of year	$94,657	$73,951

The accompanying note are an integral part of these financial statements

INSIGHTFUL SOLUTIONS

STATEMENT OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
	2001	2000
CASH FLOWS FROM OPERATING ACTIVITES
Net Income(Loss)	$(19,712)	$1,524

Adjustments needed to reconcile net income to cash flow from operations
Depreciation	11,022	3,315
Changes in operating Assets and Liabilities
Accounts receivable	1,601	(3,023)
Accounts payable	86	1,323
Other accrued liabilities	(102)	138
	12,607	1,753

Net cash provided by operating activities	$(7,105)	3,277

CASH FLOWS FROM INVESTING ACTIVITIES
Notes and contracts payable	22,662	-
Distributions to owner	-	(16,123)
Capital contributions	20,706	17,000

Net cash used by financing activities	43,368	877

NET DECREASE IN CASH AND CASH EQUIVALENTS	2,720	4,154

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	5,034	880

CASH AND CASH EQUIVALENTS AT END OF YEAR	$7,754	$5,034

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash Paid During the Year For:
Interest	$1,515	$39
Income taxes	$-	$-

The accompanying note are an integral part of these financial statements

INS!GHTFUL SOLUTIONS

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2001 AND 2000

1 - History and Organization

The Company was organized as a unincorporated proprietorship under the laws of the State of Minnesota on December 2, 1996 under the name Ins!ghtful Solutions. The Company provides consulting and promotional marketing, and awards and recognition products for businesses to promote products, sales, themes and internal teamwork.

2 - Summary of Significant Accounting Policies

Accounting policies adopted by the Company conform with generally accepted accounting principles. The more significant policies are summarized below.

Recognition of Revenue & Expense

The accrual basis of accounting is followed for recognition of revenue and expense.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company is a proprietorship for both Federal and Minnesota income tax purposes. Deferred income taxes arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of the assets to which they relate.

The principal sources of temporary differences are the use of the cash basis method for tax purposes and the accrual basis method for financial accounting purposes.

Accounts Receivable

Accounts receivable are recorded when services performed are completed. No reserve for doubtful accounts is considered necessary for the years ended December 31, 2001 and 2000.

INS!GHTFUL SOLUTIONS

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2001 AND 2000

2 - Summary of Significant Accounting Policies (continued)

Statement of Cash Flows

Cash Equivalents consists primarily of bank cash accounts, and marketable securities, which are considered cash equivalents due to their liquidity.

Property and Equipment

Property and Equipment are carried at the lower of cost or net realizable value. Provisions for depreciation of fixed assets are computed for both financial reporting and income tax purposes over the estimated useful life of the assets. Office furniture and equipment are depreciated over five to seven years, and vehicles and computer software is depreciated over five years. When assets are retired or sold, the cost of the assets and the related accumulated depreciation are removed from the accounts. Any gain or loss on the retirement or sale is reflected in the earnings for that period. Additions, improvements, and expenditures for maintenance that add materially to the productivity or extend the life of an asset are capitalized. Other expenditures for maintenance and repairs are charged to expense in the current year.

The major classes of depreciable assets at cost is as follows:

2001 2000

Office Furniture & Equipment $ 16,846 $ 16,616

Vehicles 23,038 0

Computer Equipment 10,275 ______0

50,159 16,616

Less: Accumulated Depreciation (14,337) (3,315)

Depreciated Value $ 35,822 $ 13,301

Advertising

The company provides for promotion of its business services through advertising and conferences and seminars. For the years 2001 and 2000, these expenses amounted to $1,864 and $ 347.

INS!GHTFUL SOLUTIONS

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2001 AND 2000

2 - Related Party Transactions

A proprietor controls another joint venture that provides promotional and incentive materials, and other services to the company and its customers. In 2001 and 2000,

3 - Subsequent Events

The company was incorporated on May 29, 2002 under the laws of the State of Florida.

A pro-forma of the balance sheet of the corporation at June 30, 2002 is as follows:

Cash $ 10,930

Organization Costs ___2,070

Total Assets $ 12,500

Capital Stock, stated value $0.001 per share,

3,000,000 shares issued and outstanding $ 3,000

Additional Paid-In Capital __7,500

Total Capital $ 12,500

 UNDERTAKINGS

Rule 415 Offering. We are registering securities under Rule 415 of the Securities Act and undertake that we will:

(1) File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:
(i) Include any prospectus required by section 10(a)(3) of the Securities Act;
(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.
(iii) Include any additional or changed material information on the plan of distribution.
(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

BACK COVER PAGE OF PROSPECTUS

RISK FACTORS *

AVAILABLE INFORMATION *

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS *

SELECTED FINANCIAL DATA *

MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION *

AND RESULTS OF OPERATIONS *

USE OF PROCEEDS FROM SALE OF *

USE OF PROCEEDS FROM EXERCISE OF WARRANTS BEING OFFERED *

DESCRIPTION OF THE COMMON STOCK AND OTHER SECURITIES *

DESCRIPTION OF BUSINESS *

LEGAL PROCEEDINGS *

DESCRIPTION OF PROPERTY *

EMPLOYEES *

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS *

EXECUTIVE COMPENSATION *

STOCK OPTION PLAN *

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS *

PRINCIPAL STOCKHOLDERS *

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS *

PLAN OF DISTRIBUTION *

DILUTION *

DETERMINATION OF OFFERING PRICE *

SELLING SECURITY HOLDERS *

PLAN OF DISTRIBUTION BY SELLING SECURITY HOLDERS *

LEGAL PROCEEDINGS *

EXPERTS *

INDEMNIFICATION OF OFFICERS AND DIRECTORS *

RECENT SALES OF UNREGISTERED SECURITIES *

ORGANIZATION WITHIN LAST FIVE YEARS *

UNDERTAKINGS *

EXHIBITS *

FINANCIAL STATEMENTS *

ACCOUNTANTS REVIEW REPORT *

TABLE OF CONTENTS *

Common Stock Units

No Par Value

 $.40 PER UNIT

INSIGHTFUL SOLUTIONS, INC.

No person is authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus, and if given of made, such information or representation must not be relied upon as having been authorized by Insightful Solutions. Neither the delivery of this Prospectus nor any sale made in connection herewith shall, under any circumstances, create any implication that there has been no change in the facts set forth in this Prospectus or in the affairs of Insightful Solutions since the date hereof. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy the Securities in any jurisdiction where such sale or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such and offer or solicitation.

May 2, 2003

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on May 12, 2003

INSIGHTFUL SOLUTIONS, INC.

By:

/s/ George J. Kuczek

GEORGE J. KUCZEK, President

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.
/s/ George J. Kuczek
GEORGE J. KUCZEK
Director, President, Chief Financial Officer
May 12, 2003

/s/ Linda M. Kuczek
LINDA M. KUCZEK
Director, Secretary
May 12, 2003